                                                    Exhibit 21

                                             SUBSIDIARIES OF THE COMPANY

             Subsidiary                     Business Line       Jurisdiction    % Ownership            Owner
-------------------------------------- ------------------------ -------------- --------------- -----------------------
Merchants and Farmers Bank             Commercial Bank          Mississippi         100        First M & F
                                                                                               Corporation

M & F Financial Services, Inc.         Finance Company          Mississippi         100        Merchants and Farmers
                                       (inactive)                                              Bank

First M & F Insurance Company, Inc.    Life Insurance Company   Mississippi         100        Merchants and Farmers
                                                                                               Bank
M & F Insurance Agency, Inc.           Insurance Agency         Mississippi         100        Merchants and Farmers
                                                                                               Bank

M & F Insurance Group, Inc.            Insurance Agency         Mississippi         100        Merchants and Farmers
                                                                                               Bank

Merchants and Farmers Bank             Real Estate              Mississippi         100        Merchants and Farmers
Securities Corporation                                                                         Bank

M & F Business Credit, Inc.            Asset-Based Lending      Mississippi         100        Merchants and Farmers
                                                                                               Bank

Merchants Financial Services Group,    Accounts Receivable      Mississippi          51        Merchants and Farmers
LLC                                    Factoring                                               Bank

MS Statewide Title, LLC                Title Insurance Agency   Mississippi          55        Merchants and Farmers
                                                                                               Bank